UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K
CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934
Date of report (Date of earliest event reported):
September 27, 2019
Steadfast Apartment REIT, Inc.
(Exact Name of Registrant as Specified in Charter)

Maryland	000-55428	36-4769184
(State or Other Jurisdiction	(Commission File Number)	(IRS Employer
of Incorporation)		Identification No.)
18100 Von Karman Avenue, Suite 500
Irvine, California 92612
(Address of Principal Executive Offices, including Zip Code)
Registrant’s telephone number, including area code: (949) 852-0700
Not applicable
(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act: None

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
N/A	N/A	N/A

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☒

Item 8.01	Other Events.

On September 27, 2019 and October 1, 2019, Steadfast Apartment REIT, Inc. (the “Company”), through the indirect wholly-owned subsidiaries set out in the table below (each a “Borrower” and collectively, the “Borrowers”), refinanced $201,762,000 of existing variable rate loans with PNC Bank (the “Lender”) with new fixed rate Freddie Mac loans in an aggregate principal amount of $215,934,000 (the “Loans”). Each of the Loans has a ten-year term, with interest only payments for the first five years. The Borrowers paid $809,753 in the aggregate in loan origination fees to the Lender in connection with the refinancings, and Steadfast Apartment Advisor, LLC earned a loan coordination fee of $600,000.

PROPERTY	BORROWER	CLOSING DATE	LENDER	LOAN AMOUNT	INTEREST RATE
Delano at N. Richland Hills	STAR Delano, LLC	09/27/2019	PNC	$32,159,000	3.56%
Lakeside at Coppell	STAR Lakeside, LLC	09/27/2019	PNC	$48,251,000	3.56%
Meadows at N. Richland Hills	STAR Meadows, LLC	10/01/2019	PNC	$26,888,000	3.56%
Park Valley	STAR Park valley, LLC	10/01/2019	PNC	$49,100,000	3.56%
Peak View by Horseshoe Lake	STAR Horseshoe, LLC	10/01/2019	PNC	$38,421,000	3.56%
Reveal on Cumberland	STAR Cumberland, LLC	10/01/2019	PNC	$21,115,000	3.56%
				$215,934,000	3.56%

The information contained in this Item 8.01 is being “furnished” and shall not be deemed “filed” for the purposes of Section 18 of the Securities Exchange Act of 1934, as amended, or otherwise subject to the liabilities of that section nor shall such information be deemed incorporated by reference in any filing under the Securities Act of 1933, as amended, except as shall be expressly set forth by the specific reference in such filing.

SIGNATURES
Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

STEADFAST APARTMENT REIT, INC.

Date:	October 2, 2019	By:	/s/ Kevin J. Keating______________
Kevin J. Keating
Chief Financial Officer and Treasurer